                                                                  EXHIBIT 10.5

                             CONFIDENTIAL TREATMENT


                                LICENSE AGREEMENT

      This Agreement is effective March 15, 1995 EFFECTIVE DATE") by and between Lynxvale Ltd., having an address at the Old Schools, Cambridge CB2, ITS, England ("LYNXVALE"). and LeukoSite, Inc., a Corporation having offices at 213 First Street, Cambridge, MA 02142, USA ("LEUKOSITE").

      WHEREAS, LEUKOSITE desires to obtain exclusive rights and licenses to intellectual property relating to monoclonal antibodies developed in the laboratory of Dr. Herman Waldmann at the University of Cambridge and to which LYNXVALE has acquired rights; and

      WHEREAS, LYNXVALE is willing to grant the exclusive rights and licenses desired by LEUKOSITE.

      NOW THEREFORE in consideration of the mutual promises and other good and valuable consideration, the panties agree as follows:


SECTION 1 - DEFINITIONS.

      The terms used in this Agreement have the following meaning:

      1.1 The term "AFFILIATE" as applied to LEUKOSITE shall mean any company or other legal entity other than LEUKOSITE in whatever country organized, controlling, or controlled by LEUKOSITE. The term "control" means possession, direct and indirect of the power to direct or cause the direction of the management and policies whether through the ownership of voting securities, by contract or otherwise.

      1.2 The term "ANTIBODY(IES)" shall mean any and all antibodies and fragments or portions thereof, including but not limited to,********************
********************************************************************************
************ and fragments and portions thereof.

      1.3 The term "CELL LINE" shall mean any cell line which produces an ANTIBODY

      1.4 "INFORMATION" shall mean any data, formulas, process information or other information applicable to LICENSED SUBJECT MATTER known to LYNXVALE through an INVESTIGATOR on the EFFECTIVE DATE and in and to which LYNXVALE and/or INVESTIGATOR has a transferable right.

      1.5 The term "INVESTIGATOR" means PRINCIPAL INVESTIGATOR, any other member of the University of Cambridge professional staff, graduate

            * Confidential treatment requested: material has been omitted and filed separately with the Commission.

student, undergraduate student, or employee of the University of Cambridge who worked under the primary direction or supervision of PRINCIPAL INVESTIGATOR.

      1.6 The term "LICENSED SUBJECT MATTER" shall mean the following ANTIBODY which is owned by LYNXVALE and/or to which LYNXVALE has a transferable right:
*******, and all other ANTIBODIES to which LEUKOSITE has exercised its option under Section 2.1(b) and the CELL LINES which produce such ANTIBODIES.

      1.7 The term "MATERIAL" shall mean any material or substance (other than LICENSED SUBJECT MATTER) which is discovered, produced or derived by an INVESTIGATOR and related to LICENSED SUBJECT MATTER and is in possession of LYNXVALE through an INVESTIGATOR on the EFFECTIVE DATE and in and to which LYNXVALE and/or an INVESTIGATOR has a transferable right.

      1.8 "NET SALES PRICE" means the total received by LEUKOSITE or its AFFILIATES, or its SUBLICENSEES from sale of PRODUCT, less *******************
******************************************************************************
******************************************************************************
******************************************************************************
****************************************

            PRODUCT shall be considered "sold" when billed out or invoiced.

      1.9 The term "PATENT RIGHT(S)" shall mean any patent application and patent anywhere in the world including, but not limited to, those set forth in Appendix A and any division, continuation, or continuation-in-part thereof and any reissue or extension thereof, insofar as it contains one or more claims to LICENSED SUBJECT MATTER, INFORMATION, or MATERIALS.

      1.10 The term "PRINCIPAL INVESTIGATOR" shall mean Herman Waldmann, Ph.D.

      1.11 The term PRODUCT" shall mean any article, composition, apparatus, substance, chemical, material, method, process or service which incorporates or utilizes LICENSED SUBJECT MATTER, MATERIALS and/or INFORMATION, or the manufacture, import, sale or use of which is covered by PATENT RIGHTS.

      1.12 The term "SUBLICENSEE" shall mean any now AFFILIATE third party licensed by LEUKOSITE to make, have made, import, use or sell any PRODUCT under PATENT RIGHTS.

            * Confidential treatment requested: material has been omitted and filed separately with the Commission.

      1.13 The term "VALID CLAIM" shall mean a claim of an issued patent which has not lapsed or become abandoned or been declared invalid or unenforceable by a court of competent jurisdiction or an administrative agency from which no appeal can be or is taken.

      1.14 The use herein of the plural shall include the singular, and the use of the masculine shall include the feminine.


      SECTION 2- GRANTS.

      2.1(a) LYNXVALE hereby grants to LEUKOSITE and LEUKOSITE hereby accepts from LYNXVALE a world-wide and exclusive royalty bearing right and license under PATENT RIGHTS, INFORMATION, MATERIALS and LICENSED SUBJECT MATTER to make, have made, use and sell or have sold on its behalf PRODUCT, including the right to sub license third parties. LEUKOSITE shall have the right to extend such license to its AFFILIATES, who shall be bound by the same terms and obligations as set forth herein.

            (b) LEUKOSITE shall have an exclusive option to obtain a worldwide sole and exclusive right and license under the terms and conditions set forth herein with respect to the following ANTIBODIES and the CELL LINES which produce such ANTIBODIES which are owned by LYNXVALE and/or to which LYNXVALE has a transferable right: **********************************************************
******************************************************************************
******************************************************************************
******************************************************************************
******************************************************************************
******************************************************************************
LEUKOSITE may exercise this option at any time during the ************ period following the EFFECTIVE DATE, provided that if during said ************ period LYNXVALE notifies LEUKOSITE that it has received a bona fide offer to license any of the foregoing ANTIBODIES or CELL LINES. LEUKOSITE shall have ************************** from such notification to exercise its option hereunder. LYNXVALE shall, upon request, provide LEUKOSITE with documentary evidence of such offer. In the event LEUKOSITE fails to exercise its option within the aforesaid *******************, LYNXVALE may license the specifically requested ANTIBODIES and/or CELL LINES to the third party requesting such license on terms which are not more favorable to the third party than as set forth hereunder.

            (c) LYNXVALE shall, as soon as practical after the EFFECTIVE DATE, provide to LEUKOSITE any and all CELL LINES which are LICENSED SUBJECT MATTER and all INFORMATION applicable to LICENSED SUBJECT MATTER.

            * Confidential treatment requested: material has been omitted and filed separately with the Commission.

      2.2 LEUKOSITE agrees to forward to LYNXVALE a copy of any and all fully executed sublicense agreements.

      2.3 The above licenses to sell any PRODUCT includes the right of LEUKOSITE, its AFFILIATES, and SUBLICENSEES to grant to the purchaser thereof the right to use and/or resell such purchased PRODUCT without payment of any other royalty hereunder.

      2.4 (a) Taking into account the complexity, and stage of development of PRODUCTS and the science related thereto, LEUKOSITE shall use reasonable efforts under the circumstances to research, develop and then commercialize a PRODUCT which is LICENSED SUBJECT MATTER and shall keep LYNXVALE reasonably informed of its efforts in this respect. The efforts of a SUBLICENSEE and/or an AFFILIATE shall be considered as efforts of LEUKOSITE.

      (b) In the event that LYNXVALE reasonably believes that LEUKOSITE is not making reasonable efforts under the circumstances to research, develop and then commercialize PRODUCTS pursuant to Paragraph 2.4(a) then LYNXVALE shall provide written notice to LEUKOSITE which specifies LYNXVALE's basis for such belief and what additional efforts LYNXVALE believes should be made by LEUKOSITE. Upon receipt of such written notice, LYNXVALE and LEUKOSITE shall enter into good faith negotiations in order to reach mutual agreement as to what efforts by LEUKOSITE shall satisfy the requirements of this Paragraph 2.4, and if such mutual agreement is not reached within ninety (90) days after receipt of such written notice, then the parties agree to submit to arbitration pursuant to Paragraph 10.2 10 determine the efforts which should be exerted by LEUKOSITE. In such arbitration, in determining the efforts which should be exerted, the arbitrator shall consider efforts exerted by LEUKOSITE up to the point of arbitration, the current stage of technical development of the PRODUCT, the resources and manpower available to LEUKOSITE; the potential market; and regulatory and technical problems. Thereafter, LEUKOSITE shall exert the efforts determined by the panties or in such arbitration.

      (c) If LEUKOSITE fails to exert the efforts determined by the panties or in such arbitration with respect to a PRODUCT, LYNXVALE's sole and exclusive remedy for LEUKOSITE's failure to meet such efforts is for the licenses and rights granted hereunder for the PRODUCT to be converted from an exclusive right and license to a non-exclusive right and license at a royalty rate equal to ************** the royalty rate due for an exclusive license hereunder.

      2.5 Subject to Section 2.4, LEUKOSITE shall have sole discretion for making all decisions relating to the commercialization and marketing of PRODUCT-

            * Confidential treatment requested: material has been omitted and filed separately with the Commission.

      SECTION 3 - PATENTS

      3.1 After the EFFECTIVE DATE of this Agreement, LEUKOSITE shall bear the cost and expense for the filing. prosecution and maintenance of any PATENT RIGHTS under which LEUKOSITE retains an exclusive license hereunder.

      3.2 With respect to any PATENT RIGHTS licensed to LEUKOSITE, each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent issuing from such application shall be provided to LEUKOSITE sufficiently prior to the filing of such application, response or request to allow for review and comment by LEUKOSITE.


      SECTION 4. ROYALTIES.

      4.1(a) For each PRODUCT sold by LEUKOSITE or its AFFILIATES or SUBLICENSEES LEUKOSITE shall pay LYNXVALE one of the following royalties:


            (1) A royalty of ********************* of the NET SALES PRICE of PRODUCTS (other than PRODUCTS which are diagnostic products or service) so long as in each case the PRODUCT, where sold shall infringe a VALID CLAIM of any PATENT RIGHT which is licensed exclusively to LEUKOSITE in such country, or

            (2)   A royalty of ******** **************** of the NET SALES
            PRICE of PRODUCTS which are diagnostic products or services so long as in each case the PRODUCT. where sold shall. infringe a VALID CLAIM of any PATENT RIGHT which is licensed exclusively to LEUKOSITE in such country; or

            (3) **************************** of all royalties and lump sum payments creditable against royalties received from a SUBLICENSEE based on the sale in a country by the SUBLlCENSEE of a PRODUCT which infringes a VALID CLAIM of a PATENT RIGHT exclusively licensed to LEUKOSITE in such country,

      (b) In the event that a PRODUCT includes both component(s) covered by a VALID CLAIM of a PATENT RIGHT ("Patented Component(s)") and active component(s) not covered by a VALID CLAIM of a PATENT RIGHT ("Unpatented Component(s)) (such PRODUCT being a "Combined Product"), then NET SALES PRICE shall be
***************************************************************

            * Confidential treatment requested: material has been omitted and filed separately with the Commission.

******************************************************************************
****************************************** If the Patented Component(s) are not
sold separately, then NET SALES PRICE upon which a royalty is paid shall be ****
******************************************************************************
******************************************************************************
************************************************

      4.2 In the event that royalties are to be paid by LEUKOSITE to a party who is not an AFFILIATE of LEUKOSITE for PRODUCT for which royalties are also due to LYNXVALE pursuant to Paragraph 4.1 ("Other Royalties"), then the royalties to be paid to LYNXVALE by LEUKOSITE pursuant to Paragraph 4.1 shall be
**********************************************************************
******************************************************************************
*****

      4.3 LEUKOSITE shall keep, and shall cause each of its AFFILIATES and SUBLICENSEES to keep, full and accurate books of account containing all particulars that may be necessary for the purpose of calculating all royalties payable to LYNXVALE. Such books of account shall be kept at their principal place of business and, with all necessary supporting data shall, for the three
(3) years next following the end of the calendar year to which each shall pertain, be open for inspection by LYNXVALE or its designee upon reasonable notice during normal business hours at LYNXVALE's expense for the sole purpose of verifying royalty statements or compliance with this Agreement, but in no event more than once in each calendar year. All information and data offered shall be used only for the purpose of verifying royalties and shall be treated as LEUKOSITE confidential information and may not be disclosed to anyone nor used for any purpose other than as set forth herein. In the event that such inspection uncovers an underpayment of royalties of ten percent (10%) or more for any one year period, LEUKOSITE shall bear the cost of such inspection.

      4.4 With each semi-annual payment, LEUKOSITE shall deliver to LYNXVALE a full and accurate accounting to include at least the following information:

      (a) Quantity of each PRODUCT subject to royalty sold (by country) by LEUKOSITE, and its AFFILIATES;

      (b)   Total receipts for each PRODUCT subject to royalty (by country);

      (c)   Total royalties payable to LYNXVALE

      (d)   Royalties received from SUBLICENSEES.

      4.5 In each year the amount of royalty due shall be calculated semi-annually as of June 30 and December 31 (each as being the last day of an "ACCOUNTING PERIOD") and shall be paid semi-annually within the sixty days

            * Confidential treatment requested: material has been omitted and filed separately with the Commission.

next following such date, every such payment shall be supported by the accounting prescribed in Paragraph 4.4 and shall be made in United States currency. Whenever for the purpose of calculating royalties conversion from any foreign currency shall be required, such conversion shall be at the rate of exchange thereafter published in the Wall Street Journal for the last business day of the applicable ACCOUNTING PERIOD, as the case may be.

      4.6 If the transfer of or the conversion into United States Dollar Equivalent of any remittance due hereunder is not lawful or possible in any country, such remittance shall be made by the deposit thereof in the currency of the country to the credit and account of LYNXVALE or its nominee in any commercial bank or trust company located in that country, prompt notice of which shall be given to LYNXVALE, LYNXVALE shall be advised in writing in advance by LEUKOSITE and provide to LEUKOSITE a nominee, if so desired.

      4.7 Any tax required to be withheld by LEUKOSITE under the laws of any country for the account of LYNXVALE, shall be promptly paid by LEUKOSITE for and on behalf of LYNXVALE to the appropriate governmental authority, and LEUKOSITE shall use its best efforts to furnish LYNXVALE with proof of payment of such tax. Any such tax actually paid on LYNXVALE's behalf shall be deducted from royalty payments due LYNXVALE.

      4.8 Only one royalty shall be due and payable to LYNXVALE for the manufacture, use and sale of a PRODUCT irrespective of the number of patents or claims thereof which cover the manufacture, use and sale of such PRODUCT.


      SECTION 5 - INFRINGEMENT AND NONASSERTION.

      5.1(a) If any of the PATENT RIGHTS under which LEUKOSITE is the licensee is infringed by a third party, LEUKOSITE shall have the right and option but not the obligation to bring an action for infringement, at its expense, against such third party in the name of LYNXVALE and/or in the name of LEUKOSITE, and to join LYNXVALE as a party plaintiff if required. LEUKOSITE shall promptly notify LYNXVALE of any such infringement and shall keep LYNXVALE informed as to the prosecution of any action for such infringement. No settlement, consent judgment or other voluntary final disposition of the suit which adversely affects PATENT RIGHTS may be entered into without the consent of LYNXVALE, which consent shall not unreasonably be withheld or delayed.

      (b) In the event that LEUKOSITE shall undertake the enforcement and/or defense of the PATENT RIGHTS by litigation, LEUKOSITE may withhold up to ****************** of the royalties otherwise thereafter due LYNXVALE hereunder and apply the same toward reimbursement of its expenses, including reasonable attorneys' fees, in connection therewith. Any recovery of damages by LEUKOSITE for any such suit shall be applied First in satisfaction of any unreimbursed expenses and legal fees of LEUKOSITE relating to the suit, and next toward reimbursement of LYNXVALE

            * Confidential treatment requested: material has been omitted and filed separately with the Commission.

for any royalties withheld and applied pursuant to this Section 5. The balance remaining from any such recovery shall be considered NET SALES PRICE for which a royalty shall be paid to LYNXVALE pursuant to Paragraph 4.1.

      5.2 In the event that LEUKOSITE elects not to pursue an action for infringement, upon written notice to LYNXVALE by LEUKOSITE that an unlicensed third party is an infringer of a VALID CLAIM of PATENT RIGHTS licensed to LEUKOSITE, LYNXVALE shall have the right and option, but not the obligation at its cost and expense to initiate infringement litigation and to retain any recovered damages.

      5.3 In the event that litigation against LEUKOSITE is initiated by a third-party charging LEUKOSITE with infringement of a patent of the third party as a result of the manufacture, use or sale by LEUKOSITE of PRODUCT covered by PATENT RIGHTS, LEUKOSITE shall promptly notify LYNXVALE in writing thereof. LEUKOSITE's costs as to any such defense shall be creditable against any and all payments due and payable to LYNXVALE under Paragraph 4.1 of this Agreement but no royalty payment after taking into consideration any such credit under this Paragraph 5.3 shall be reduced by more than*****************

      5.4 In the event of a judgment in any suit in which a court of competent jurisdiction rules that the manufacture, use or sale by LEUKOSITE of PRODUCT covered by a PATENT RIGHT has infringed on a third-party's patent requiring LEUKOSITE to pay damages or a royalty to said third party, or in the event of a settlement of such suit requiring damages or royalty payments to be made, payments due to LYNXVALE under Paragraph 4.1 of this Agreement arising from the applicable PRODUCT shall be correspondingly reduced **************** of the amounts due under the requirement of such judgment or under the terms of such settlement. In no case, however, shall the royalty payment after taking into consideration any such reduction under this Paragraph 5.4 be reduced by more than *************

      5.5 LYNXVALE or any person or entity licensed by LYNXVALE)([VALE shall not assert a patent or patent application of LYNXVALE against LEUKOSITE or its AFFILIATES or SUBLICENSEES or their customers with respect to any PRODUCT for which royalties are payable under the Agreement.

      5.6 In any infringement suit either party may institute to enforce the PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like. All reasonable out-of-pocket costs incurred in connection with rendering cooperation shall be paid by

            * Confidential treatment requested: material has been omitted and filed separately with the Commission.

the party requesting such cooperates.

      SECTION 6 - WARRANTIES AND COVENANTS.

      6.1 Each of LYNXVALE and LEUKOSITE warrants and represents to the other that it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment which would inhibit its ability to perform the terms and conditions imposed on it by this Agreement.

      6.2 LYNXVALE warrants and represents that to the best of its knowledge, information and belief, it owns all right, tide and interest in and to LICENSED SUBJECT MATTER, INFORMATION, MATERIALS and PATENT RIGHTS; it has the right to grant the rights granted hereunder; that the granting of such rights does not require the consent of a third party; and that there are and will be no outstanding agreements, assignments or encumbrances inconsistent with the provisions of this Agreement.

      6.3 LYNXVALE covenants not to supply LICENSED SUBJECT MATTER, INFORMATION and MATERIALS to any third party except as permitted by LEUKOSITE (which permission shall not be unreasonably withheld) and shall not use same in humans without the consent of LEUKOSITE. LEUKOSITE hereby consents to the distribution of certain antibodies for research purposes only by Serotec which are supplied by LYNXVALE under the License Agreement between them in effect on the EFFECTIVE DATE.


      SECTION 7 - INDEMNIFICATION.

      7.1 Each party shall notify the other of any claim, lawsuit or other proceeding related to PRODUCT, PATENT RIGHTS, MATERIALS, LICENSED SUBJECT MATTER or INFORMATION. LEUKOSITE agrees that it will defend, indemnify and hold harmless LYNXVALE and the University of Cambridge and their faculty members, researchers, employees, officers, trustees and agents and each of them (the "Indemnified Parties") from and against any and all third party claims, causes of action and costs (including attorney's fees) of any nature made or lawsuits or other proceedings filed or otherwise instituted against the Indemnified Parties arising out of the design, manufacture, sale or use of PRODUCT by LEUKOSITE or its licensees licensed hereunder except to the extent of the negligence or willful misconduct of an Indemnified Party. LEUKOSITE will also assume responsibility for all costs and expenses related to such claims and lawsuits for which it is obligated to indemnify the Indemnified Parties pursuant to this Paragraph 6.1 including, but not limited to, the payment of all attorney's fees and costs of litigation or other defenses. LEUKOSITE shall have the right to control the defense, settlement or compromise of any such claim.

            * Confidential treatment requested: material has been omitted and filed separately with the Commission.

      SECTION 8 - ASSIGNMENT; SUCCESSORS.

      8.1 This Agreement shall not be assignable by either of the parties without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), except that LEUKOSITE without the consent of LYNXVALE may assign this Agreement to an AFFILIATE or to a successor in interest or transferee of all or substantially all of the portion of the business to which this Agreement relates.

      8.2 Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of said successors in interest and assigns of LEUKOSITE and LYNXVALE. Any such successor or assignee of a party's interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by said party.

      SECTION 9 - TERMINATION.

      9.1 Except as otherwise specifically provided herein and unless sooner terminated pursuant to Paragraph 9.2 or 9.3 of this Agreement, this Agreement and the licenses and rights granted thereunder shall remain in full force and effect until********************************************************************
************************************************

      9.2 LEUKOSITE shall have the right to terminate this Agreement or any or all of its licenses under one or more PATENT RIGHTS in one or more countries upon sixty (60) days prior written notice.

      9.3(a) Subject to Section 9.3(b), upon material breach of any material provisions of this Agreement by either party to this Agreement, in the event the breach is not cured within sixty (60) days after written notice to the breaching party by the other party, in addition to any other remedy it may have, the other party at its sole option may terminate this Agreement, provided that such other party is not then in breach of this agreement In the event that a party in breach disputes such termination and institutes legal action with respect thereto, the Agreement shall not be terminated until there is a final court decision in this respect from which no appeal can be or is taken.

      (b) In the event that LYNXVALE is in breach of any material provision of this Agreement, in the event that the breach is not cured within sixty (60) days of written notice to LYNXVALE by LEUKOSITE, in addition to any other remedy it may have, LEUKOSITE may withhold any payment due to LYNXVALE under this

            * Confidential treatment requested: material has been omitted and filed separately with the Commission.

Agreement until such breach is cured such withholding of payments by LEUKOSITE shall not constitute a breach of this Agreement.

      9.4 Upon any termination of this Agreement LEUKOSITE shall have the option but not the obligation to finish any work-in-progress and to sell any completed inventory of a PRODUCT covered by this Agreement which remains on hand as of the date of the termination, so long as LEUKOSITE pays to LYNXVALE the royalties applicable to said subsequent sales in accordance with the same terms and conditions as set forth in this Agreement.

      9.5 In the event that the licenses granted to LEUKOSITE under this Agreement are terminated, any granted sub-licenses shall remain in full force and effect, provided that the SUBLICENSEE is not then in breach of its sub-license agreement and the SUBLICENSEE agrees to be bound to LYNXVALE as a licensor under the terms and conditions of the sub-license agreement. LYNXVALE, upon request, shall acknowledge the applicability of this provision to a SUBLICENSEE.

      9.6 The obligations of Sections 6 and 7 and Paragraphs 9,4, 9.5, 9.6 and
9.7 shall survive any termination of this Agreement.

      9.7 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination.

      SECTION 10 - GENERAL PROVISIONS.

      10.1 The relationship between LYNXVALE and LEUKOSITE is that of independent contractors. LYNXVALE and LEUKOSITE are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no relationship other than as independent contracting parties. LYNXVALE shall have no power to bind or obligate LEUKOSITE in any manner. Likewise, LEUKOSITE shall have no power to bind or obligate LYNXVALE in any manner.

      10.2 Any matter or disagreement under Paragraph 2.4 which this Agreement specifically specifies is to be resolved by arbitration shall be submitted to a mutually selected single arbitrator to so decide any such matter or disagreement. The arbitrator shall conduct the arbitration in accordance with the Rules of the International Chamber of Commerce, unless the parties agree otherwise. If the parties are unable to mutually select an arbitrator, the arbitrator shall be selected in accordance with the procedures of the International Chamber of Commerce. The decision and award rendered by the arbitrator shall be final and binding. Judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration pursuant to this section requested by LYNXVALE shall be held in Boston, Mass. USA, and any arbitration requested by LEUKOSITE shall be

            * Confidential treatment requested: material has been omitted and filed separately with the Commission.

held in London, England or such other place as may be mutually agreed upon in writing by the parties.

      10.3 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and supersedes all prior agreements in this respect. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by both parties.

      10.4 This Agreement shall be construed and enforced in accordance with the law of England, without reference to its choice of law principles.

      10.5 The headings in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

      10.6 Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement, excepting only as to an expressed written and signed waiver as to a particular matter for a particular period of time.

      10.7 Notices. Any notices given pursuant to this Agreement shall be in writing and shall be deemed delivered upon the earlier of (i) when received at the address set forth below, or (ii) three (3) business days after mailed by certified or registered mail postage prepaid and properly addressed, with return receipt requested, or (iii) by facsimile as confirmed by certified or registered mail. Notices shall be delivered to the respective parties as indicated or any other address designated by a party to the other party in writing under the notice provisions of this Section 10.7:


            To LEUKOSITE:                       LEUKOSITE, INC.
                                                215 First Street
                                                Cambridge, MA  02142

            Copy to:                            Elliot M. Olstein, Esq.
                                                Carella, Byrne, Bain, Gilfillan,
                                                   Cecchi, Stewart & Olstein
                                                6 Becker Farm Road
                                                Roseland, N.J.  07068

            * Confidential treatment requested: material has been omitted and filed separately with the Commission.

            To LYNXVALE:                        LYNXVALE LTD.
                                                20 Trumpington St.
                                                Cambridge CB2, 1QA
                                                United Kingdom

      10.8 LEUKOSITE shall not use the name of LYNXVALE or the University of Cambridge or of any staff member, employee student or any adaptation thereof in any advertising, promotional or sales literature without the prior written approval of LYNXVALE.

      10.9 in the event a court or governmental agency of competent jurisdiction holds any provision of this Agreement to be invalid, such holding shall have no effect on the remaining provisions of this Agreement, and they shall continue in full force and effect. Upon such holding, the parties shall, within a reasonable period of time, determine whether the severed provision(s) detrimentally and materially affect the obligations or performance of either or both parties. If so affected, the parties shall, within a reasonable period of time, negotiate in good faith to modify this Agreement to relieve such effects. If such negotiations do not result in mutually agreeable modification to this Agreement, either effected party may terminate this Agreement upon providing the other party with thirty (30) days written notice of such termination.

      10.10 This Agreement shall not create any rights including without limitation third-party beneficiary rights, in any person or entity not a party to this Agreement.

      10.11 This Agreement may be signed in two or more counterparts, each such counterpart shall be deemed an original and together shall constitute one and the same Agreement.

            * Confidential treatment requested: material has been omitted and filed separately with the Commission.

      IN WITNESS WHEREOF, the parties have executed this Agreement in two or more counterparts, each as an original and all together as one instrument as of the date set forth above.


LYNXVALE:                                 LYNXVALE LTD.

                                          By:  /s/ R.C. Jennings
                                               -----------------
                                          Name:  R.C. Jennings
                                          Title:   Director

LEUKOSITE:                                LEUKOSITE, INC.

                                          By:  /s/ Chris Mirabelli
                                               -------------------
                                          Name:  C.K. Mirabelli
                                          Title    CEO And Chairman

      I, Herman Waldmann, Ph.D., have read this Agreement in its entirety and I understand and consent to the terms herein.

                                          /s/ Herman Waldman
                                          ------------------
                                          HERMAN WALDMANN

            * Confidential treatment requested: material has been omitted and filed separately with the Commission.